Exhibit 1.1

3,947,369 Shares

VERITEX HOLDINGS, INC.

Common Stock

UNDERWRITING AGREEMENT

March 3, 2022

Keefe, Bruyette & Woods, Inc.
787 Seventh Avenue, 4th Floor
New York, New York 10019

GOLDMAN SACHS & CO. LLC
200 West Street
New York, New York 10282-2198

As representatives of the Underwriters listed in Schedule A hereto

Ladies and Gentlemen:

Veritex Holdings, Inc., a Texas corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A.2. hereto (the “Underwriters”) pursuant to the terms set forth herein (this “Agreement”) an aggregate of 3,947,369 shares (the “Firm Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Company also granted to the Underwriters an option to purchase up to an additional 592,105 shares of Common Stock (the “Option Shares”). The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Shares.” Keefe, Bruyette & Woods, Inc. (“KBW”) and Goldman Sachs & Co. LLC have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Shares.

To the extent there are no additional underwriters listed on Schedule A.2., the term “Representatives” as used herein shall mean you, as Underwriters, and the term “Underwriters” shall mean either the singular or the plural, as the context requires.

The Company has prepared and filed with the United States Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File No. 333-250203) covering the public offering and sale from time to time of certain securities of the Company, including the Shares, under the Securities Act and the rules and regulations promulgated thereunder (the “Securities Act Regulations”), which automatic shelf registration statement became effective upon filing with the Commission under Rule 462(e) of the Securities Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendment thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the Securities Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement”; provided, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendment thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Shares within the meaning of Rule 430B(f)(2), including the exhibits and schedules thereto as of such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. From and after the date and time of filing of any registration statement increasing the size of the offering pursuant to Rule 462(b) under the Securities Act Regulations (“Rule 462(b)” and such registration statement, a “Rule 462(b) Registration Statement”), the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each preliminary prospectus supplement and the base prospectus used in connection with the offering of the Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act immediately prior to the Applicable Time (as defined below), are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) of the Securities Act Regulations (“Rule 424(b)”). The final prospectus supplement and the base prospectus, in the form first furnished to the Underwriters for use in connection with the offering and sale of the Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act immediately prior to the Applicable Time (as defined below), are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 6:00 p.m., New York City time, on March 3, 2022 or such other time as agreed by the Company and the Representatives.

“Pricing Disclosure Package” means each Issuer General Use Free Writing Prospectus and the most recent preliminary prospectus furnished to the Underwriters for general distribution to investors prior to the Applicable Time, and the pricing information conveyed orally to investors, as set forth on Schedule A.1. hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time.

SECTION 1.     Representations and Warranties.

(a)       The Company represents and warrants to each Underwriter at the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i)        Compliance of the Registration Statement, the Prospectus and Incorporated Documents. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement is an automatic shelf registration statement under Rule 405, and the offer and sale of the Shares is registered by the Company on such automatic shelf registration statement. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the Securities Act and the initial effective date of the Registration Statement is not more than three years before the date of this Agreement. No stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Securities Act Regulations (“Rule 401(g)(2)”) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated, and the Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, as of each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), at the Closing Time and at any Date of Delivery, complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed or is hereafter filed with the Commission, at the Closing Time and at any Date of Delivery, complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and are and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations.

(ii)       Accurate Disclosure. Neither the Registration Statement, any Rule 462(b) Registration Statement nor any post-effective amendment thereto, at its effective time, at the Closing Time and at any Date of Delivery, contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time, neither (A) the Pricing Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the Pricing Disclosure Package, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the Closing Time and at any Date of Delivery, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any Rule 462(b) Registration Statement, the Pricing Disclosure Package and the Prospectus, at the time the Registration Statement or Rule 462(b) Registration Statement became effective when read together with the other information in the Registration Statement, any Rule 462(b) Registration Statement, the Pricing Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement, any Rule 462(b) Registration Statement, the Pricing Disclosure Package and the Prospectus, or to be filed as an exhibit to the Registration Statement or Rule 462(b) Registration Statement, which are not described or filed as required. There are no business relationships or related person transactions involving the Company or any Subsidiary (as defined herein) or any other person required to be described in the Registration Statement, any Rule 462(b) Registration Statement, the Pricing Disclosure Package and the Prospectus that have not been described as required.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement or any amendment thereto or the Pricing Disclosure Package or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the second sentence under the subheading “Underwriting Discount,” the first sentence under the subheading “Stabilization Transactions,” and the first and sixth sentences under the subheading “Passive Market Making,” each under the heading “Underwriting,” in each case, contained in the Registration Statement, the preliminary prospectus contained in the Pricing Disclosure Package or the Prospectus (collectively, the “Underwriter Information”).

(iii)      Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus, including any document incorporated by reference therein, that has not been superseded or modified. If, at any time prior to or as of the Closing Time and following issuance of an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, when read together with the other information in the Registration Statement, any Rule 462(b) Registration Statement, the Pricing Disclosure Package and the Prospectus, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (A) the Company has promptly notified or will promptly notify the Representatives thereof and (B) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(iv)     Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) of the Securities Act Regulations made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act Regulations, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act Regulations.

(v)      Company Not Ineligible Issuer. (A) At the time of filing the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Shares and (C) at the Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(vi)      Independent Accountants. Grant Thornton LLP, the accounting firm that certified the financial statements and supporting schedules of the Company that are included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is (A) an independent public accountant as required by the Securities Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations and the Public Company Accounting Oversight Board (the “PCAOB”), (B) a registered public accounting firm, as defined by the PCAOB, which has not had its registration superseded or revoked and which has not requested that such registration be withdrawn, and (iii) with respect to the Company, is not and has not been in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the Commission.

(vii)     Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company and its consolidated Subsidiaries (as defined below) included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the related schedules and notes, comply with the requirements of the Securities Act and present fairly in all material respects (A) the financial position of the Company and its consolidated Subsidiaries (as defined below) at the dates presented and (B) the statements of operations, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the periods presented. The financial statements of the Company and its consolidated Subsidiaries (as defined below) have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The summary financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, any preliminary prospectus or the Prospectus. To the extent applicable, all disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Item 10(e) of Regulation S-K under the Securities Act and Regulation G under the Exchange Act. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus is accurate in all material respects and fairly presents the required information in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii)    No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse effect, or any development that would reasonably be expected to result in a material adverse effect, (I) on the condition (financial or otherwise), business, properties, prospects, management, financial position, shareholders’ equity, assets, liabilities or results of operations, of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business or (II) in the ability of the Company to perform its obligations under, and to consummate the transactions contemplated by, this Agreement (each of (I) and (II) a “Material Adverse Effect”), (B) except as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus and ordinary course changes in deposits, regular short-term draws on available lines of credit, or other changes that the Company considers to be insignificant in type or immaterial in amount, there has not been any material change in the capital stock of the Company or any of its Subsidiaries, or any change in the short-term or long-term debt of the Company or any of the Subsidiaries other than advances from the Federal Home Loan Bank (“FHLB”) or borrowings from the Federal Reserve, (C) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company or any of the Subsidiaries, whether or not in the ordinary course of business, which are material to the Company and the Subsidiaries, considered as one enterprise, (D) the Company has not purchased any of its outstanding capital stock, other than pursuant to publicly announced share repurchase plans, and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, or (E) there has been no material loss or interference with the Company’s business from fire, explosion, flood, outbreak of epidemic illness or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ix)      Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

(x)       Good Standing of Subsidiaries. Veritex Community Bank (the “Bank”) is a bank chartered under the laws of the State of Texas and the charter of the Bank is in full force and effect. The Bank is the only depository institution subsidiary of the Company. Each subsidiary (as defined in Rule 405 under the Securities Act) of the Company (each, a “Subsidiary”) has been duly organized and is validly existing as a corporation or other organization in good standing under the laws of the jurisdiction of its incorporation, formation or organization, has the requisite corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and is duly qualified as a foreign corporation or other business entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary arising by operation of law, or under the articles of incorporation, charter, bylaws or other organizational documents of the Company or any Subsidiary or under any agreement to which the Company or any Subsidiary is a party. The only Subsidiaries of the Company are the subsidiaries listed on Schedule C attached hereto. The only subsidiary of the Company that constitutes a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X is the Bank. Except for the Subsidiaries, the Company does not own beneficially, directly or indirectly, more than five percent (5%) of any class of equity securities or similar interests in any corporation, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture.

(xi)      Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Pricing Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Pricing Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Pricing Disclosure Package and the Prospectus). All shares of the Company’s issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xii)     Authorization of Agreement. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken. This Agreement has been duly authorized, executed and delivered by the Company.

(xiii)    Authorization, and Description of Shares. The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus and such statements conform to the rights set forth in the instruments defining the same; and the issuance of the Shares is not subject to the preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company other than those rights which have been validly waived by the securityholder entitled to such rights prior to the date of this Agreement.

(xiv)    Registration Rights. There are no contracts, agreements or understandings granting any person registration rights or other similar rights to have any securities registered for resale pursuant to the Registration Statement or otherwise registered for resale or sold by the Company under the Securities Act by reason of filing of the Registration Statement with the Commission or by reason of the sale of the Shares by the Company pursuant to this Agreement.

(xv)     Summaries of Legal Matters. The statements set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Description of Capital Stock” and under the captions “Regulation and Supervision” and “Legal Proceedings” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, insofar as they purport to describe legal matters or provisions of the laws and regulations or documents referred to therein, are accurate, complete and fair in all material respects; and the statements set forth in the Pricing Disclosure Package and the Prospectus under the caption “U.S. Federal Income Tax Considerations to Non-U.S. Holders”, insofar as they purport to summarize certain federal income tax laws of the United States, and subject to the limitations, qualifications and assumptions set forth therein, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Shares.

(xvi)    Absence of Defaults and Conflicts. The Company is not in violation of its Restated Certificate of Formation, as amended (the “Charter”), or Third Amended and Restated Bylaws (the “Bylaws”); none of the Subsidiaries is in violation of its articles of incorporation, charter, bylaws or other organizational documents; neither the Company nor any of its Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), or in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except for such violations or defaults that would not, singly or in the aggregate, result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and therein, and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect); nor will such action result in any violation of the provisions of the Charter or Bylaws of the Company or the charter, bylaws or other organizational document of any Subsidiary; nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations (except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

(xvii)   Nasdaq Compliance. The Company is in compliance in all material respects with the requirements of The Nasdaq Global Market (“Nasdaq”) for continued listing of the Company’s common stock, $0.01 par value per share (the “Common Stock”), thereon. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. The transactions contemplated by this Agreement will not contravene the rules or regulations of Nasdaq.

(xviii)   Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent and the Company is not aware of any existing or imminent labor disturbance by the employees of the Company or any of its Subsidiaries, which, in either case, would, singly or in the aggregate, result in a Material Adverse Effect. Except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (A) there is (I) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or the Bank before the National Labor Relations Board or any similar domestic or foreign body, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (II) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or the Bank and (III) no union representation dispute currently existing concerning the employees of the Company or the Bank, (B) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or the Bank and (C) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”) or any similar domestic or foreign law or the rules and regulations promulgated thereunder concerning the employees of the Company or the Bank.

(xix)     Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which, if determined adversely to the Company or any Subsidiary, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, if determined adversely to the Company or any Subsidiary, individually or in the aggregate, would not result in a Material Adverse Effect.

(xx)     Bank Holding Company Act. The Company has been duly registered as, and meets in all material respects the applicable requirements for qualification as, a bank holding company and has elected to be treated as a “financial holding company” under the applicable provisions of the Bank Holding Company Act of 1956, as amended.

(xxi)    Compliance with Bank Regulatory Authorities. The Company and each of its Subsidiaries are in compliance with all applicable laws, rules and regulations (including, without limitation, all applicable regulations and orders) of, or agreements with, the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the Federal Deposit Insurance Corporation (the “FDIC”), the Consumer Financial Protection Bureau (the “CFPB”) and the Texas Department of Banking, as applicable (collectively, the “Bank Regulatory Authorities”), the Equal Credit Opportunity Act, the Fair Housing Act, the Truth in Lending Act, the Community Reinvestment Act (the “CRA”), the Home Mortgage Disclosure Act, the Bank Secrecy Act and Title III of the USA Patriot Act, to the extent such laws or regulations apply to the Company or the Bank, as applicable, except where the failure to so comply would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect. The Company has no knowledge of any facts and circumstances, and have no reason to believe that any facts or circumstances exist, that would cause the Bank (A) to be deemed not to be in satisfactory compliance with the CRA and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory,” or (B) to be deemed to be operating in violation of the Bank Secrecy Act of 1970, as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (or otherwise known as the “Currency and Foreign Transactions Reporting Act”), the USA Patriot Act or any order issued with respect to the Anti-Money Laundering Laws (as defined below), in each case of (A) or (B), that would reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect. As of December 31, 2021, each of the Company and the Bank met or exceeded the standards necessary to be considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action. The Bank has a CRA rating of at least “Satisfactory.” The Bank has been duly chartered, is validly existing under the laws of the State of Texas and holds the requisite authority to do business as a state-chartered bank with banking powers under the laws of the State of Texas. The Bank is the only depository institution subsidiary of the Company and the Bank is a member in good standing of the Federal Home Loan Bank System. The activities of the Bank are permitted under the laws and regulations of the State of Texas. Since December 31, 2017, the Company, the Bank and each of its subsidiaries have filed all material reports, registrations and statements, together with any required amendments thereto, that they were required to file with the Federal Reserve, the FDIC and any other applicable federal or state banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” As of their respective dates, the Company Reports complied as to form in all material respects with all the rules and regulations promulgated by the Federal Reserve, the FDIC and any other applicable federal or state banking authorities, as the case may be. None of the Company, the Bank nor any of their respective subsidiaries is a party or subject to any formal or informal agreement, memorandum of understanding, consent decree, directive, cease-and-desist order, order of prohibition or suspension, written commitment, supervisory agreement or other written statement as described under 12 U.S.C. 1818(u) with, or order issued by, or adopted any board resolutions at the request of, the Federal Reserve, the FDIC, the CFPB or any other bank regulatory authority that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions that imposes any such restrictions or requirements not generally applicable to bank holding companies or commercial banks. There is no unresolved violation, criticism or exception by any Bank Regulatory Authority with respect to any examination of the Company, the Bank or any of the Company’s other Subsidiaries, which would reasonably be expected to result in a Material Adverse Effect.

(xxii)    Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Pricing Disclosure Package, the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

(xxiii)   Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental agency or body is necessary or required for the performance by the Company of its obligations under this Agreement in connection with the offering, issuance or sale of the Shares or the consummation of the transactions contemplated in this Agreement prior to the Closing Time, except such as have been already obtained or as may be required under the Securities Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations, the rules of Nasdaq, the securities laws of any state or non-U.S. jurisdiction or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxiv)   Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, registrations, memberships, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess any such Governmental Licenses would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the failure to be so would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, all such filings were in compliance with applicable laws when filed and no deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions, except where the failure to so file or comply, or any such asserted deficiencies, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xxv)   Title to Property. The Company and its Subsidiaries have good and indefeasible title in fee simple to all real property owned by the Company or any such Subsidiary, as the case may be, and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (B) would not materially interfere with the use made and proposed to be made of such property by the Company or any Subsidiary. Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, all of the real property leases and subleases pursuant to which the Company or any of its Subsidiaries occupies real property or otherwise has or exercises rights with respect to such real property described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are in full force and effect and are held under valid, subsisting and enforceable leases, and neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxvi)  Possession of Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses), systems, technology, trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement or misappropriation of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xxvii)   Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries, (D) there are no events or, to the knowledge of the Company, circumstances that would reasonably be expected to result in forming the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws, and (E) none of the Company or any of its Subsidiaries anticipate material capital expenditures relating to Environmental Laws.

(xxviii)  ERISA. Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (A) each employee benefit plan, within the meaning of Section 3(3) of ERISA, that is maintained, administered or contributed to by the Company or any Subsidiary or any member of the Company’s “control group” (within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”), for employees or former employees of the Company and its affiliates (“Plan”) has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (B) no “prohibited transaction,” within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such Plan excluding transactions effected pursuant to a statutory or administrative exemption; (C) no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates; (D) no “employee benefit plan” (as defined under ERISA) established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates, if such employee benefit plan were terminated, could have any “amount of unfunded benefit liabilities” (as defined under ERISA); and (E) neither the Company, the Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (I) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan,” or (II) Sections 412, 4971, 4975 or 4980B of the Code. Each employee benefit plan established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which could cause the loss of such qualification. With respect to each Plan subject to Title IV of ERISA, the minimum funding standard of Section 302 of ERISA or Section 412 of the Code, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period) and the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan). There is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign agency with respect to any employee benefit plan established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates.

(xxix)   Internal Control Over Financial Reporting. The Company and its Subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act Regulations) that complies with the requirements of the Exchange Act and the Exchange Act Regulations and is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The systems of internal control over financial reporting of the Company and its Subsidiaries are overseen by the Audit Committee of the Board of Directors of the Company in accordance with Nasdaq rules and regulations. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, (I) there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxx)    Disclosure Controls and Procedures. The Company and its Subsidiaries employ disclosure controls and procedures (as such term is defined in Rule 13a-15 of the Exchange Act Regulations), which (A) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within the Company and its Subsidiaries to allow timely decisions regarding disclosure and (B) have been evaluated by management of the Company for effectiveness as of December 31, 2021 and were then effective in all material respects to perform the functions for which they were established. The Company is not aware of (I) any significant deficiency in the design or operation of internal controls which could materially adversely affect the Company’s or its Subsidiaries’ ability to record, process, summarize and report financial data or any material weakness in internal controls or (II) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or its Subsidiaries’ internal controls. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls. The Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board of Directors within the next 45 days a material weakness, change in internal control over financial reporting or fraud involving management or other employees who have a significant role in internal control over financial reporting, any material violation of, or material failure to comply with, the Sarbanes-Oxley Act or the Exchange Act, or any matter related to internal control over financial reporting which, if determined adversely, would result in a Material Adverse Effect.

(xxxi)    Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxii)   Pending Procedures and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.

(xxxiii)  Payment of Taxes. All United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been timely filed and all material taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments which have been or will be promptly contested in good faith and as to which adequate reserves have been provided in the Company’s financials in accordance with GAAP. The Company and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. There is no material tax deficiency that has been or would reasonably be expected to be asserted against the Company or any of its Subsidiaries or any of their respective properties or assets.

(xxxiv)        Insurance. The Company and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it or any Subsidiary will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. All such insurance is fully in force as of the date hereof.

(xxxv)         Investment Company Act. The Company is not, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxxvi)        Absence of Manipulation. Neither the Company nor any of the Subsidiaries, nor any affiliates of the Company or its Subsidiaries, has taken, directly, or indirectly, and neither the Company nor any of the Subsidiaries, nor any affiliates of the Company or its Subsidiaries, will take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act) to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M under the Exchange Act.

(xxxvii)       Foreign Corrupt Practices Act. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries, any of the respective affiliates of the Company or any of its Subsidiaries or any other person associated with or acting on behalf of the Company or any of its Subsidiaries or their respective affiliates has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made or taken an act in furtherance of an offer, payment, promise or authorization of any direct or indirect unlawful payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any foreign or domestic government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for public office) from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any applicable law or regulations implementing the Organisation for Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption statute or regulation; or (D) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit in violation of any applicable law, rule or regulation.

(xxxviii)      Anti-Money Laundering Laws. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the operations of the Company and its Subsidiaries and, to the knowledge of the Company, their respective affiliates, are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable anti-money laundering statutes of all jurisdictions where the Company and its Subsidiaries and their respective affiliates conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency or body (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any court, governmental agency or body involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened. The Company and its Subsidiaries and, to the knowledge of the Company, their respective affiliates, have conducted their businesses in compliance with the FCPA and all other applicable anti-bribery and anti-corruption laws in all material respects and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, and achieve material compliance with such laws.

(xxxix)        OFAC. None of the Company, any of the Subsidiaries or any officer or director of either the Company or any Subsidiary, nor, to the knowledge of the Company, after due inquiry, any agent, employee, affiliate or person acting on behalf of the Company or any of the Subsidiaries is or has been (A) engaged in any services (including financial services), transfers of goods, software, or technology, or any other business activity related to (I) Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine claimed by Russia or any other country or territory that is, or whose government is, the subject of sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”), (II) the government of any Sanctioned Country, (III) any person, entity or organization located in, resident in, formed under the laws of, or owned or controlled by the government of, any Sanctioned Country, or (IV) any person, entity or organization made subject of any sanctions administered or enforced by the United States Government, including, without limitation, the list of Specially Designated Nationals (“SDN List”) of the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), or by the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC; (B) engaged in any transfers of goods, technologies or services (including financial services) that may assist the governments of Sanctioned Countries or facilitate money laundering or other activities proscribed by United States laws, rules or regulations; (C) is a person, entity or organization currently the subject of any Sanctions; or (D) located, organized or resident in any Sanctioned Country.

(xl)            Relationship. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers or shareholders of the Company or any of its Subsidiaries, on the other, that is required by the Securities Act or Securities Act Regulations to be described in the Registration Statement and/or the Prospectus and that is not so described.

(xli)            No Restrictions on Subsidiaries. Except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or pursuant to laws, regulations and orders of general applicability to banks and their holding companies and subsidiaries, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

(xlii)           Statistical and Market-Related Data. The statistical and market-related data contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources which the Company believes are reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(xliii)          Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Time and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the preliminary prospectus contained in the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Schedule B hereto or any electronic road show or other written communications reviewed and consented to by the Representatives and listed on Schedule B hereto (each a, “Company Additional Written Communication”). Each such Company Additional Written Communication, when taken together with the Pricing Disclosure Package, did not, and at the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Company Additional Written Communication based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the Underwriter Information.

(xliv)          Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus (A) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances, and (B) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading.

(xlv)           No Fees or Advisory Rights. Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any Subsidiary any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement. No person has the right to act as a financial advisor to the Company in connection with the offer and sale of the Shares.

(xlvi)          Deposit Insurance. The deposit accounts of the Bank are insured by the FDIC up to applicable legal limits, the Bank has paid all premiums and assessments required by the FDIC and the regulations thereunder, and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened.

(xlvii)         Derivative Instruments. Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than options issued under the Company’s shareholder-approved benefit plans) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its Subsidiaries or for the account of a customer of the Company or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed by the Company to be financially responsible. The Company and each of its Subsidiaries have duly performed in all material respects all of their obligations with respect to all such derivative financial instruments, contracts and arrangements to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xlviii)        Termination of Contracts. Except as would not have a Material Adverse Effect, neither the Company nor the Bank has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Pricing Disclosure Package and Prospectus, or referred to or described in, or filed as an exhibit to, the Pricing Disclosure Package and Prospectus, and no such termination or non-renewal has been threatened by the Company or the Bank or, to the Company’s knowledge, any other party to any such contract or agreement.

(xlix)          Off-Balance Sheet Transactions. There is no transaction, arrangement or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity which is required to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus (other than as disclosed therein).

(l)              Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Federal Reserve or any other regulation of the Federal Reserve.

(li)            Cybersecurity. (A) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its Subsidiaries, and, to the knowledge of the Company, any such data processed or stored by third parties on behalf of the Company and its Subsidiaries, equipment or technology (collectively, “IT Systems and Data”), that would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; (B) neither the Company nor its Subsidiaries have been notified of, and each of them have no knowledge of any event or condition that would result in any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data that would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (C) the Company and its Subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(b)            Officer’s Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.      Sale and Delivery to Underwriters; Closing.

(a)            Firm Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A.1., the number of Firm Shares set forth in Schedule A.2. opposite the name of such Underwriter, plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)            Option Shares. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company grants an option to the Underwriters to purchase up to an additional 592,105 shares of Common Stock at the price per share set forth in Schedule A.1. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time within such period from time to time upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (each, a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than 10 full business days after the exercise of said option, nor in any event prior to the Closing Time (as defined below). If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Firm Shares set forth in Schedule A.2. opposite the name of such Underwriter bears to the total number of Firm Shares, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)            Payment. Payment of the purchase price for, and delivery of the Firm Shares shall be made at the offices of Bracewell LLP, 711 Louisiana Street, Suite 2300, Houston, Texas 77002, or at such other place as shall be agreed upon by the Representatives and the Company, at 8:00 a.m. (Central time) on March 8, 2022 (unless postponed in accordance with the provisions of Section 11), or such other time not later than 10 business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery of the Shares, through the facilities of The Depository Trust Company (“DTC”), to the Representatives for the respective accounts of the Underwriters. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Shares and the Option Shares, if any, which it has agreed to purchase. The Representatives, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Shares or the Option Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3.      Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)            Compliance with Commission Requests. Until the last Date of Delivery, the Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B of the Securities Act Regulations, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares shall become effective or any amendment or supplement to the Pricing Disclosure Package or the Prospectus shall have been used or filed, as the case may be, including any document incorporated by reference therein, in each case only as permitted by Section 3 hereof, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Pricing Disclosure Package or the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. Until the last Date of Delivery, the Company will use its reasonable best efforts to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. If, before all the Shares have been sold by the Underwriters, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (A) promptly notify the Underwriters, (B) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares in such form as is reasonably satisfactory to the Underwriters, (C) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (D) promptly notify the Underwriters of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(b)            Payment of Filing Fees. The Company shall pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)). If the Company elects to rely upon Rule 462(b), the Company will file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., New York City time, on the date of this Agreement, and at the time of filing either to pay to the Commission the filing fee for the Rule 462(b) Registration Statement or to give irrevocable instructions for the payment of such fee pursuant to Rule 111 under the Securities Act.

(c)            Continued Compliance with Securities Laws. The Company will comply with the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Registration Statement, the Pricing Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations, would be) required by the Securities Act (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act Regulations) to be delivered in connection with sales of the Shares ending no later than nine months from the date hereof (the “Delivery Period”) any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Pricing Disclosure Package or the Prospectus in order that the Pricing Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act Regulations) is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus, as the case may be, including, without limitation, any document incorporated therein by reference, in order to comply with the requirements of the Securities Act, the Securities Act Regulations, the Exchange Act or the Exchange Act Regulations, the Company will promptly (A) give the Representatives written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Pricing Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use its reasonable best efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible if the Company is no longer eligible to file an automatic shelf registration statement, provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall object.

(d)            Filing or Use of Amendments or Supplements. During the Delivery Period, the Company (i) will furnish to the Representatives for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement (other than the Company's filings pursuant to the Exchange Act that are not related to the Shares) to the Registration Statement (including any Rule 462(b) Registration Statement), a copy of each such amendment or supplement, and (ii) will not amend or supplement the Registration Statement without the Representatives’ prior written consent. Prior to amending or supplementing any preliminary prospectus or the Prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Representatives’ prior written consent.

(e)            Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge and upon request, copies of the signed Registration Statement as originally filed, any Rule 462(b) Registration Statement and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and copies of all signed consents and certificates of experts, and will also deliver to the Representatives, without charge and upon request, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the signed Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)            Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many written or electronic copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(g)            Blue Sky Qualifications. The Company will take such actions as the Representatives reasonably requests to qualify the Shares for offering and sale under the applicable securities laws of such states and non-U.S. jurisdictions as the Representatives may designate and to maintain such qualifications in effect during the Delivery Period; provided, that the Company shall not be obligated to file or take any action that would constitute a general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)            Earnings Statements. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable, but in any event not later than 16 months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Securities Act), an earnings statement (satisfying the provisions of Section 11(a) of the Securities Act and the Securities Act Regulations (including Rule 158)).

(i)            Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Registration Statement, the preliminary prospectus contained in the Pricing Disclosure Package and the Prospectus under “Use of Proceeds.”

(j)            Listing. The Company will use its best efforts to effect and maintain the listing of the Shares on Nasdaq and will file with Nasdaq all documents and notices required by Nasdaq.

(k)            Restriction on Sale of Securities. During a period of 90 days from the date of this Agreement (the “Lock-Up Period”), the Company will not, without the prior written consent of the Representatives, directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) of the Exchange Act Regulations, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or file with the Commission a registration statement under the Securities Act relating to, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (except for any Registration Statement on Form S-8, or any amendment thereto, to register shares issuable upon exercise of awards granted pursuant to the terms of any benefit plans) or publicly disclose the intention to make any offer, pledge, sale, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than, (A) the Shares to be sold hereunder, (B) the issuance of equity-based awards granted pursuant to the Company’s benefit plans existing on the date hereof that are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as such plans may be amended, (C) the issuance of shares of Common Stock upon the exercise of, or otherwise pursuant to, any such equity-based awards, (D) shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, or (D) the issuance of shares of Common Stock as consideration for the acquisition of Stonecastle Insured Sweep, LLC (the “Stonecastle Shares”) and the filing with the Commission of a registration statement or a prospectus supplement under the Securities Act relating to the resale of the Stonecastle Shares.

(l)            Reporting Requirements. The Company, during the Delivery Period, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by, and each such document will meet the requirements of, the Exchange Act and the Exchange Act Regulations.

(m)            Lock-Up Agreements. During the Lock-Up Period, the Company will enforce all agreements between the Company and any of its security holders that restrict or prohibit, expressly or in operation, the offer, sale or transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, or any of the other actions restricted or prohibited under the terms of the form of “lock-up” agreement. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated by such agreements, including, without limitation, “lock-up” agreements entered into by the Company’s officers, directors and shareholders pursuant to Section 6(m) hereof.

(n)            Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided, that the Representatives will be deemed to have consented to any Issuer General Use Free Writing Prospectuses listed on Schedule B hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an Issuer Free Writing Prospectus and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus during the Delivery Period there occurred or occurs an event or condition as a result of which such Issuer Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives in writing and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to correct such untrue statement or omission.

(o)            Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), any Shares remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, (i) promptly notify the Representatives in writing and (ii) promptly file, if it is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form and substance satisfactory to the Underwriters. If, at the Renewal Deadline, the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, (i) promptly notify the Representative in writing, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Shares, in a form and substance satisfactory to the Underwriters, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective within 60 days after the Renewal Deadline and (iv) promptly notify the Representative in writing of such effectiveness. The Company will take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement or post-effective amendment, as the case may be.

(p)            DTC. The Company will cooperate with the Underwriters and use its reasonable best efforts to permit the Shares to be eligible for clearance, settlement and trading through the facilities of DTC.

(q)            Investment Company Act. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as could require the Company or any of the Subsidiaries to register as an investment company under the Investment Company Act.

(r)            Regulation M. The Company will not take, and will ensure that no affiliate of the Company will take, directly or indirectly, any action designed to cause or result in or which constitutes or might reasonably be expected to constitute stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(s)            Taxes. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, issue or similar tax, including any interest and penalties, on the creation, issue and sale of the Shares and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(t)            Transfer Agent. The Company shall engage and maintain a registrar and transfer agent for the Shares.

SECTION 4.      Payment of Expenses.

(a)            Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, unless and to the extent that this Agreement is terminated due to the breach of the Underwriters, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including, without duplication, (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery to the Underwriters of the Blue Sky Survey and any supplement thereto, and the fees and expenses of making the Shares eligible for clearance, settlement and trading through the facilities of DTC, (vi) the fees and expenses of any transfer agent or registrar for the Shares, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA, if required, of the terms of the sale of the Shares, (ix) the fees and expenses incurred in connection with the listing of the Shares on Nasdaq, (x) the legal fees and expenses (including fees and disbursements of the counsel for the Underwriters), and marketing, syndication and travel expenses and any expenses related to an investor presentation and/or roadshow that are reasonably incurred by the Underwriters, provided, that such expenses, together with the fees and disbursements of counsel to the Underwriters in clause (viii), shall not exceed $125,000 without the prior written consent of the Company, (xi) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation contained in the second sentence of Section 1(a)(ii) of this Agreement and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 4(a).

(b)            Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 6 or Section 10(a) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters in an aggregate amount not to exceed $125,000.

SECTION 5.      Use of Free Writing Prospectuses by Underwriters. Each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.

SECTION 6.      Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its Subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)            Effectiveness of Registration Statement, etc. The Registration Statement was filed by the Company with the Commission and became effective upon filing in accordance with Rule 462(e) not earlier than three years prior to the date hereof. Each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus shall have been filed as required by Rule 424(b) (without reliance on Rule 424(b)(8)) and Rule 433, as applicable, within the time period prescribed by, and in compliance with, the Securities Act Regulations. If the Company has elected to rely on Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., New York City time, on the date of this Agreement. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, no notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information. The Company shall have paid the required Commission filing fees relating to the Shares within the time period required by Rule 456(b)(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b)            Opinion of Counsel for the Company. At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, in form and substance satisfactory to the Representatives and substantially in the form of Exhibit A hereto, respectively, together with signed or reproduced copies of such letters for each of the other Underwriters.

(c)            Opinion of Counsel for the Underwriters. At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of Bracewell LLP, counsel for the Underwriters, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its Subsidiaries and certificates of public officials.

(d)            Officers’ Certificate. At the Closing Time, the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no Material Adverse Effect, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) the conditions specified in Section 6(a) hereof have been satisfied.

(e)            Comfort Letters. At the time of the execution of this Agreement, the Representatives shall have received from Grant Thornton LLP a letter with respect to the Company, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, confirming that they are a registered public accounting firm and independent registered public accountants as required by the Securities Act and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(f)            Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Grant Thornton LLP a letter with respect to the Company, dated as of the Closing Time, to the effect that it reaffirms the statements made in the letter furnished pursuant to Section 6(e) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g)            Certificate of the Chief Financial Officer. At the time of execution of this Agreement and at the Closing Time, the Representatives shall have received a certificate executed by the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives and substantially in the form of Exhibit B hereto.

(h)            Beneficial Ownership Certificate.  On or before the date of this Agreement, the Representatives shall have received a certificate satisfying the beneficial ownership due diligence requirements of the Financial Crimes Enforcement Network from the Company in form and substance satisfactory to the Representatives.

(i)            Other Documents. The Underwriters shall have received such other documents as they may reasonably request with respect to other matters related to the sale of the Shares.

(j)            Approval of Listing. The Common Stock (including the Shares) is registered pursuant to Section 12(b) of the Exchange Act and is listed on Nasdaq, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing.

(k)            No Objection. If applicable, FINRA shall have not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Shares.

(l)            No Important Changes. Since the execution of this Agreement, (i) in the judgement of the Representatives, since the respective date hereof or the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package or the Prospectus, there shall not have occurred any Material Adverse Effect and (ii) there shall not have been any decrease in or withdrawal of the rating of any debt securities or preferred securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(m)            Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule D hereto.

(n)            Delivery of Prospectus. The Company shall have complied with the provisions hereof with respect to the furnishing of prospectuses, in electronic or printed format, on the second New York business day next succeeding the date of this Agreement.

(o)            No Legal Impediment to Issuance and/or Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Time, prevent the issuance or sale of the Firm Shares by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Time, prevent the issuance or sale of the Firm Shares by the Company.

(p)            Good Standing. The Representatives shall have received on and as of the Closing Time satisfactory evidence of the good standing of the Company and the Bank in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(q)            Conditions to Purchase of Option Shares. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any of its Subsidiaries hereunder shall be true and correct as of each Date of Delivery, the conditions set forth in Section 6(h), (i) and (j) hereof shall be satisfied at each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)               Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer or the President of the Company and of the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 6(d) hereof remains true and correct as of such Date of Delivery.

(ii)              Opinion of Counsel for Company. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, in form and substance satisfactory to the Representatives, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(b) hereof.

(iii)             Opinion of Counsel for Underwriters. The opinion of Bracewell LLP, counsel for the Underwriters, in form and substance satisfactory to the Representatives, dated such Date of Delivery, relating to the Option Shares to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(c) hereof.

(iv)             Bring-down Comfort Letter. A letter from Grant Thornton LLP with respect to the Company, in form and substance satisfactory to the Representatives, each dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 6(e) hereof, except that the “specified date” in each letter furnished pursuant to this paragraph shall be a date not more than two business days prior to such Date of Delivery.

(v)              Certificate of the Chief Financial Officer. A certificate executed by the Chief Financial Officer of the Company, dated as of such Date of Delivery, substantially in the same form and substance as the certificate required by Section 6(g).

(vi)             No Legal Impediment to Issuance and/or Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Date of Delivery, prevent the issuance or sale of the Option Shares by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Date of Delivery, prevent the issuance or sale of the Option Shares by the Company.

(vii)            Good Standing. The Representatives shall have received on and as of the Date of Delivery satisfactory evidence of the good standing of the Company and the Bank in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(r)             Additional Documents. At the Closing Time and at each Date of Delivery (if any), counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be in form and substance satisfactory to the Representatives and counsel for the Underwriters.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Shares on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Shares, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Section 1, Section 6, Section 7, Section 8, Section 9, Section 14, Section 15, Section 16 and Section 17 shall survive any such termination and remain in full force and effect.

SECTION 7.            Indemnification.

(a)            Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) of the Securities Act Regulations (each, an “Affiliate”)), selling agents, officers and directors and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)               against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto) of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)              against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, in each case based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company;

(iii)             against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, in each case based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in any preliminary prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)            Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a) hereof, as incurred, but only with respect to, arising out of or based on untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in any preliminary prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)            Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) hereof, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 7(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, that counsel to the indemnifying party shall not (except with the prior written consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 8.           Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Shares as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Shares underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Firm Shares set forth opposite their respective names in Schedule A.2. hereto and not joint.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter’s Affiliates, officers, directors and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

SECTION 9.            Representations, Warranties and Agreements to Survive. The indemnity and contribution provisions contained in Section 7 and Section 8, and all representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Underwriter or its Affiliates, officers, directors and or selling agents, any person controlling any Underwriter or the Company’s officers or directors or any person controlling the Company and (b) delivery of and payment for the Shares.

SECTION 10.          Termination of Agreement.

(a)            Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time, (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package or the Prospectus, any Material Adverse Effect, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis, or any change or development involving a prospective change in national or international political, financial or economic conditions, including without limitation as a result of terrorist activities, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, or Nasdaq, (iv) if trading generally on the New York Stock Exchange or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental agency or body, (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a general moratorium on commercial banking activities has been declared by either federal, New York or State of Texas authorities or if there is a material disruption in commercial banking or securities settlement or clearance services in the United States.

(b)            Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Section 1, Section 6, Section 7, Section 8, Section 9, Section 14, Section 15, Section 16 and Section 17 shall survive such termination and remain in full force and effect.

SECTION 11.          Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Shares”), the Representatives shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 36-hour period, then:

(i)               if the number of Defaulted Shares does not exceed 10% of the number of Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)              if the number of Defaulted Shares exceeds 10% of the number of Shares to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Shares to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Shares, as the case may be, either the Representatives or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Pricing Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

SECTION 12.         Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives care of KBW at 787 Seventh Avenue, 4th Floor, New York, New York 10019, attention of Joseph Gulash, Managing Director, e-mail: jgulash@kbw.com, and with a copy, which shall not constitute notice, to Bracewell LLP, 711 Louisiana Street, Suite 2300, Houston, Texas 77002, Attn: Will Anderson; and notices to the Company shall be directed to it at 8214 Westchester Drive, Suite 800, Dallas, Texas 75225, attention of Terry Earley, Chief Financial Officer, and with a copy, which shall not constitute notice, to Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001, Attn: Michael Zeidel.

SECTION 13.         No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the initial public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Shares and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any of its Subsidiaries or its shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company in connection with the offering of the Shares or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its Subsidiaries on other matters) or any other obligation to the Company in connection with the offering of the Shares except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, financial, regulatory or tax advice in connection with the offering of the Shares and the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate. The Company waives to the fullest extent permitted by applicable law any claims that it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

SECTION 14.          Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the indemnified parties referred to in Section 7 and Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons, Affiliates, selling agents, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.         Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16.         GOVERNING LAW. THIS AGREEMENT, ANY TRANSACTION CONTEMPLATED HEREUNDER AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.

SECTION 17.         Consent to Jurisdiction. Each of the parties hereto agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (a) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (b) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court, as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or proceeding brought in any Specified Court. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 18.         TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19.         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic means shall constitute effective execution and delivery of this Agreement by the parties hereto and may be used in lieu of the original signature pages to this Agreement for all purposes.

SECTION 20.         Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 21.         Entire Agreement; Amendments. This Agreement constitutes the entire Agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party that the condition is meant to benefit.

SECTION 22.         Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)            As used in this Section 22:

(i)            “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii)            “Covered Entity” means any of the following:

a)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

b)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

c)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)            “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)            “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

VERITEX HOLDINGS, INC.

/s/ Malcolm Holland
Name:	Malcolm Holland
Title:	Chief Executive Officer

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,

as of the date first above written:

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Michael Garea
Name: Michael Garea
Title: Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Jamie Cohen
Name: Jamie Cohen
Title: Managing Director

For themselves and as Representatives of the other Underwriters named in Schedule A.2. hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE A

[Signature Page to Underwriting Agreement]

1. The public offering price per share for the Shares shall be $38.00.

The purchase price per share for the Shares to be paid by the several Underwriters shall be $35.91, being an amount equal to the public offering price set forth above less $2.09 per share.

2. Name of Underwriter	Number of Firm Shares
Keefe, Bruyette & Woods, Inc.	1,381,579
Goldman Sachs & Co. LLC	1,184,211
Raymond James & Associates, Inc.	592,105
Piper Sandler & Co.	394,737
Stephens, Inc.	394,737
Total	3,947,369

SCHEDULE B

Issuer General Use Free Writing Prospectuses

None.

SCHEDULE C

Subsidiaries

1.	Veritex Community Bank

2.	Parkway National Trust I

3.	SovDallas Capital Trust I

4.	Patriot Bancshares Capital Trust I

5.	Patriot Bancshares Capital Trust II

6.	8214 Westchester, LLC

7.	North Avenue Capital, LLC

8.	Patriot Bank Mortgage, Inc.

9.	PKDAH, LLC

10.	VB Acquisition Sub No. 1, LLC

11.	VB Acquisition Sub No. 2, LLC

12.	VB Acquisition Sub No. 3, LLC

13.	VB Sub 5, LLC

SCHEDULE D

Persons Delivering Lock-Up Agreements

Executive Officers

1.	C. Malcom Holland, III

2.	Terry S. Earley

3.	Clay Riebe

4.	Jim Recer

5.	LaVonda Renfro

6.	Angela Harper

7.	Cara McDaniel

Non-Employee Directors

1.	Arcilia Acosta

2.	Pat S. Bolin

3.	April Box

4.	Blake Bozman

5.	William D. Ellis

6.	William E. Fallon

7.	Mark C. Griege

8.	Gordon Huddleston

9.	Steven D. Lerner

10.	Manuel J. Mehos

11.	Gregory B. Morrison

12.	John T. Sughrue

EXHIBIT A

Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

EXHIBIT B

Form of Chief Financial Officer’s Certificate

VERITEX HOLDINGS, INC.

OFFICER’S CERTIFICATE

[March 3] [March 8] [______], 2022

This Officer’s Certificate (this “Certificate”) is delivered by Veritex Holdings, Inc. a Texas corporation (the “Company”), pursuant to Section 6(g) of that certain Underwriting Agreement, dated March 3, 2022, among the Company and Keefe, Bruyette & Woods, Inc. and Goldman Sachs & Co. LLC, as representatives of the Underwriters listed on Schedule A thereto (the “Underwriting Agreement”). Capitalized terms used but not otherwise defined in this Certificate have the same meaning ascribed to such terms in the Underwriting Agreement.

The undersigned hereby certifies that he is the duly authorized Chief Financial Officer of the Company and further certifies on behalf of the Company, in his capacity as an officer and not in an individual capacity, that as of the date hereof:

(a)	The undersigned is familiar with the accounting, operations and records system of the Company;

(b) The undersigned has (i) reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus relating to the offering of the Shares, (ii) supervised the compilation of each of the items circled on the attached selected pages of the Registration Statement, the Pricing Disclosure Package and the Prospectus attached hereto as Exhibit A (the “Circled Information”) and (iii) read the Company’s financial statements, reports, books, records, schedules or analyses that the undersigned has deemed necessary to make the certifications and to perform the procedures set forth herein (the “Records”);

(c) The undersigned has read the Circled Information and (i) compared each such item with the corresponding amount found in the Records and found the Circled Information to be in agreement with the Records in all material respects or (ii) in the case of such items that reflect an expectation or estimate, confirms that such item was determined by the Company on a reasonable basis and in good faith;

(d) In each case, the Circled Information has been derived from the Records and fairly presents in all material respects the aforementioned information for the periods presented and is, as of the date of this Certificate and based on such Records, a true and accurate statement or measurement of the data that it is intended to represent for the periods presented in all material respects; and

(e) The undersigned acknowledges and agrees that: (a) the Underwriters are entitled to rely upon this Certificate in conducting and documenting their investigations of the affairs of the Company in connection with the offering and sale of the Shares and this Certificate may be relied upon by the Underwriters for this purpose; and (b) Bracewell LLP, counsel for the Underwriters, and Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, are entitled to rely on this Certificate in connection with the opinion letters and disclosure letters that those firms will deliver pursuant to the Underwriting Agreement. This Certificate may not be relied upon for any other purpose or by any other party.

[Signature Page Follows]

6

IN WITNESS WHEREOF, I have hereunto set my hand on behalf of the Company as of the date first written above.

VERITEX HOLDINGS, INC.
a Texas corporation

By:
Name: Terry Earley
Title: Chief Financial Officer

7

EXHIBIT C

Form of Lock-Up Agreement

Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 4th Floor

New York, New York 10019

GOLDMAN SACHS & CO. LLC

200 West Street

New York, New York 10282-2198

As Representatives of the several Underwriters

Re:      Proposed Public Offering by Veritex Holdings, Inc.

Ladies and Gentlemen:

The undersigned, an executive officer and/or director of Veritex Holdings, Inc., a Texas corporation (the “Company”), understands that Keefe, Bruyette & Woods, Inc. (“KBW”) and Goldman Sachs & Co. LLC (collectively with KBW, the “Representatives”), as representatives of the several Underwriters (each an “Underwriter” and collectively, the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Offering”) of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

In recognition of the benefit that the Offering will confer upon the undersigned as a shareholder, executive officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter to be named in the Underwriting Agreement that, commencing on the date hereof and ending on, and including, the date that is 90 days from the date of the Underwriting Agreement (such 90-day period being referred to herein as the “Lock-Up Period”), the undersigned will not (and will cause any spouse or immediate family member (as defined in Rule 16a-1(e) under the Securities Exchange Act of 1934, as amended, referred to herein as the “Exchange Act”)) of the spouse or the undersigned living in the undersigned’s household, any partnership, corporation or other entity within the undersigned’s control, and any trustee of any trust that holds Common Stock or other securities of the Company for the benefit of the undersigned or such spouse or family member not to), without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or exercise any right with respect to the registration of any of the foregoing, or file or cause to be filed any registration statement in connection therewith under the Securities Act of 1933, as amended (the “Securities Act”), (ii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Common Stock, whether any such swap, hedge or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (iii) publicly disclose the intention to make any such offer, pledge, sale or disposition, or to enter into any such swap, hedge, transaction or other arrangement, or (iv) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exchangeable for shares of Common Stock.

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The foregoing restrictions shall not apply to (a) transfers of shares of Common Stock as a bona fide gift, (b) transfers by will or estate or intestate succession, transfers to the undersigned’s family, transfers to a trust or limited partnership, the beneficiaries or limited partners of which are exclusively the undersigned or members of the undersigned’s family, or transfers to a charitable organization, (c) transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a) and (b) above, (d) transfers of shares of Common Stock pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock involving a change of control of the Company that has been approved by the Company’s board of directors, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Common Stock shall remain subject to the provisions of this Letter Agreement (for the purposes of this clause (d), a “change of control” being defined as any bona fide third-party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the voting stock of the Company), (e) the exercise of any options to purchase shares of Common Stock or the vesting, award, delivery or settlement of shares of Common Stock and the receipt by the undersigned from the Company of shares of Common Stock thereunder, in each case pursuant to the Company’s stock option or equity-based compensation plans that are described in the registration statement and prospectus related to the Offering, and surrender, forfeiture or sales of such shares of Common Stock in transactions exempt from Section 16(b) of the Exchange Act that are issued upon exercise of such options or such vesting, award, delivery, settlement or receipt in order to pay or provide for any taxes due on such exercise, vesting, delivery, settlement or receipt or to pay the exercise price therefor, (f) transfers to affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) (including correlative terms, “Affiliate”) of the undersigned who remain Affiliates of the undersigned during the entirety of the Lock-Up Period, provided that, in the case of any transfer pursuant to this clause (f), no filing under Section 16(a) of the Exchange Act will be required or voluntarily made by or on behalf of the undersigned during the Lock-Up Period in connection with such transfer, (g) Common Stock pledged in a bona fide transaction which is outstanding prior to or as of the date hereof to a lender to the undersigned and as disclosed in writing to the Representatives prior to the execution of this agreement, (h) transfers to the Company to satisfy any tax obligations of the undersigned upon the exercise or vesting of equity awards under any equity incentive plan of the Company, provided that any filing under Section 16(a) of the Exchange Act that is required in connection with any such surrender of shares of Common Stock shall include a statement in such report to the effect that such surrender of shares of Common Stock is being made in connection with the payment of taxes (i) transfers pursuant to an order of a court or regulatory agency or (j) transfers from an executive officer to the Company upon death, disability or termination of employment, in each case, of such executive officer; provided further, that in the case of any transfer, distribution or issuance pursuant to clause (a), (b), (c) or (e), each donee, heir, legatee, trustee, distributee, transferee or recipient shall sign and deliver to the Representative a lock-up letter substantially in the form of this letter for the balance of the Lock-Up Period. In furtherance of the foregoing, the Company is hereby authorized to decline to make or authorize any transfer of securities if such transfer would constitute a violation of breach of the restrictions contained herein.

The undersigned represents and warrants that the undersigned beneficially owns the shares of Common Stock covered by this Lock-Up Agreement and that the undersigned now has and, except as contemplated by clauses (B)(i) through (B)(iv) above, for the duration of this Lock-Up Agreement will have good and marketable title to the undersigned’s shares of Common Stock, free and clear of all liens, encumbrances, and claims whatsoever, except with respect to any liens, encumbrances and claims that were in existence on the date hereof. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock, except in compliance with this Lock-Up Agreement. In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

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In addition, the undersigned agrees that, during the Lock-Up Period, without the prior written consent of the Representatives (which consent may be withheld in its sole discretion): (i) the undersigned will not request, make any demand for or exercise any right with respect to, the registration of any Common Stock or any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock (“Related Securities”) and (ii) the undersigned waives any and all notice requirements and rights with respect to the registration of any shares of Common Stock or Related Securities pursuant to any agreement, understanding or otherwise to which the undersigned is a party.

The undersigned represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. The undersigned agrees that the provisions of this Lock-Up Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the shares of Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement. Notwithstanding anything herein to the contrary, this agreement shall automatically terminate and be of no further effect as of 5:00 p.m. New York City time on March 31, 2022, if a closing for the Offering has not yet occurred as of that time.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows]

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Very truly yours,

Signature:

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